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Exhibit 5.1

HALE AND DORR LLP
COUNSELLORS AT LAW

haledorr.com
60 STATE STREET • BOSTON, MA 02109
617-526-6000 • FAX 617-526-5000

December 10, 2001

BioTransplant Incorporated
Building 75, Third Avenue
Charlestown Navy Yard
Charlestown, MA 02129

Ladies and Gentlemen:

    This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by BioTransplant Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 5,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

    We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

    In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

    We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

    We are opining herein solely with respect to the federal laws of the United States, the state laws of the Commonwealth of Massachusetts and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

    Based upon such examination, we are of the following opinion that, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated By-laws (the "By-laws"), each as amended and restated to date, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of such Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

    It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,
                      /s/ Hale and Dorr                       LLP
                      HALE AND DORR LLP

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HALE AND DORR LLP COUNSELLORS AT LAW
haledorr.com 60 STATE STREET • BOSTON, MA 02109 617-526-6000 • FAX 617-526-5000